RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                    WRITTEN ACTION OF THE EXECUTIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS

                    The  undersigned,  being all the  members  of the  Executive
             Committee of the Board of Directors of ReliaStar Life Insurance Company of New York, do hereby adopt the following resolutions by written consent:

                           RESOLVED,  That,  pursuant to the  Insurance  Laws of
                   this Company's domiciliary state, the Company is authorized to establish and amend Variable Annuity Separate Accounts ("Separate Accounts") and is empowered to:

                   (a) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

                   (b) to the extent required by the Investment Company Act of 1940, register under such Act or file a notification of claim of exemption from such registration, and make applications for such other exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

                   (c) to file Plans of Operations and Amendments to such Plans with the New York Insurance Department and where necessary, other state insurance departments;

                   (d)     provide for investment management services;

                   (e) provide for the sale of variable annuity insurance policies issued and administered by the Company, to the extent such policies provide for allocation of amounts to the Separate Accounts;

                   (f) provide for custodial or depository arrangements for assets allocated to the Separate Accounts;

                   (g) select an independent public accountant to audit the books and records of the Separate Accounts;

                   (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

                           FURTHER  RESOLVED,  That the Separate  Accounts shall
                   constitute funding mediums to support reserves under such variable annuity insurance policies issued by the Company as the President of the Company may from time to time designate for such purpose;

                           FURTHER RESOLVED, That the Company may register under
                   the Securities Act of 1933 variable annuity insurance policies under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies and, in connection herewith, the officers of the Company and each of them are hereby authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

                           FURTHER  RESOLVED,  That  the  General  Counsel  or a
                   Counsel of the Company is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

                           FURTHER  RESOLVED,  That the  officers of the Company
                   are authorized to establish unit investment trusts, and funds to support these trusts, for the sale of variable annuity insurance policies, and are authorized to prepare, execute and file registration statements, amendments thereto, exhibits, applications and other documents as may be required;

                           FURTHER  RESOLVED,  That the officers of the Company,
                   and each of them are hereby authorized to effect, in the name and on behalf of the Company all such registrations, filings and qualifications under blue sky or securities laws and under insurance securities laws and insurance laws of such states and other jurisdictions as such officer may deem necessary or appropriate, with respect to the Company, and with respect to any variable annuity insurance policies under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies; such authorization to include registration, filing and qualifications of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

                           FURTHER  RESOLVED,  That the  officers of the Company
                   and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as such officer may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof;

                           FURTHER  RESOLVED,  That the  following  Standards of
                   Suitability are adopted:

                   Standards of Suitability are intended for use by the Company in its variable annuity insurance operations and shall also be applicable to any affiliate or subsidiary of the Company, any director, officer or employee of the Company, and its affiliated companies and any life insurance agent of the Company or an affiliate:

                   The Standards of Suitability which express the criteria of the Company with respect to determining the suitability for applicants are as follows:

                   (a) No recommendation shall be made to an applicant to purchase a variable annuity insurance policy and no such policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or any affiliated company or to the agent making the recommendation;

                   (b) All representatives of the Company who recommend to a prospect the purchase of an equity product must, to the best of their ability, assure themselves that this recommendation is not unsuitable. This judgment should be based upon the prospect's investment objectives, financial situation and needs, and any other pertinent information known by the associated person. In order to obtain an adequate basis for determining suitability, a reasonable effort must be made by the associated person to obtain the information requested in the suitability portion of an application to purchase such products;

                   (c) Lapse rates for variable annuity insurance within the first two policy years which are significantly higher than those encountered by the Company or any affiliate for corresponding variable annuity insurance policies shall be considered in determining whether the Company and the agents of the Company are engaging, as a general business practice, in the sale of variable annuity insurance to persons for whom it is unsuitable.

                           FURTHER  RESOLVED,  That the  following  Standards of
                   Conduct are adopted:

                   The responsibility for maintaining a high Standard of Conduct and the conduct of the affairs of the variable annuity insurance operations of the Company rests upon many persons affiliated with the Company. In recognition of that responsibility, a Statement of Standards of Conduct hereby adopted by the Company, provides certain specific and detailed guidance with respect to investments of variable life and variable annuity insurance separate accounts and operations. These Standards of Conduct are intended to apply to transactions of or with the Company, any affiliate of the Company, any other person directly or indirectly controlling, controlled by or under common control with either, any person that regularly furnishes investment advice to the Company with respect to its variable separate accounts for which a specific fee or commission is charged, any director, officer or employee of any of the foregoing;

                   The Company hereby adopts  Standards of Conduct in respect to
                   its  variable  annuity   insurance   separate   accounts  and
                   operations as follows:

                   (a) With respect to variable annuity insurance separate accounts, neither the Company nor any affiliate shall (unless otherwise approved in writing in advance of the transaction by the insurance regulatory official of each state requiring such approval in which the Company shall be authorized to issue variable annuity insurance):

                           1) Sell to or purchase from any such separate account
                              established by the Company any securities or other property, other than variable contracts;

                           2) Borrow money or securities  from any such separate
                              account other than under a policy loan provision;

                           No provision of this statement shall be construed to prohibit:

                           1) The  investment  of  separate  account  assets and
                              securities issued by one or more investment companies registered pursuant to The Investment Company Act of 1940 which is sponsored or managed by the Company or an affiliate company and the payment of investment management or advisory fees on such assets;

                           2) The combination of orders for the purchase or sale
                              of securities for the Company, any affiliate, any separate accounts or any one or more of them, which is for their mutual benefit or convenience so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants;

                           3) The company or any affiliate to act as a broker or
                              dealer in connection with the sale of securities to or by such separate account, provided that any commission, fee or remuneration charge therefore shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected or such charges prevailing in the ordinary cost of business in the community where such transaction is effective;

                           4) The   offering   of   investment   management   or
                              investment advisory services by the Company or any affiliate for a fee, subject to any applicable variable annuity insurance regulation;

                           References in the  foregoing  Standards of Conduct to
                   sales to, purchases from, or other transactions of or with any separate account shall embrace sales, purchases or transactions in respect
                   of  securities,   money  or  other property  allocated, or to
                   be  allocated,  to such  separate account;

                           FURTHER  RESOLVED,  That the officers of this Company
                   are authorized to enter into custodial agreements to carry out the foregoing and the intent and purposes thereof.

                    This  written  action  may  be  executed  in any  number  of counterparts and each such counterpart shall be deemed an original.


             /s/ John G. Turner                  /s/ John H. Flittie
             ------------------                  -------------------
             John G. Turner                          John H. Flittie


             /s/ Robert C. Salipante             /s/ Charles B. Updike
             -----------------------             ---------------------
             Robert C. Salipante                     Charles B. Updike


             /s/ Ross M. Weale
             -----------------
             Ross M. Weale


             Date: June 15, 1998
                   -------------